THIS NOTE DOES NOT REPRESENT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS NOTE REPRESENTS AN UNSECURED OBLIGATION OF FIRST TEXAS BHC, INC., A TEXAS CORPORATION (THE "COMPANY").

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE ACT, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THE HOLDER AGREES NOT TO ENGAGE IN HEDGING TRANSACTIONS WITH RESPECT TO THE ISSUER'S SECURITIES EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF THE ACT.

NOTE NO. ____________

$____________________ ____________, 2013

FIRST TEXAS BHC, INC.

Floating Rate Subordinated Promissory Note Due 2023 ("Note")

FOR VALUE RECEIVED, the undersigned, FIRST TEXAS BHC, INC., a Texas corporation (the "Company"), hereby promises to pay to the order of ______________________, or registered assigns (the "Holder"), the principal sum of _________________ DOLLARS ($______) on September 30, 2023 or such earlier date as this Note is required or permitted to be repaid as provided herein and to pay interest to the Holder on the aggregate outstanding principal amount of this Note, as provided herein.

Section 1. Definitions and Other Provisions of General Application.

Section 1.1. Definitions. For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires: (i) all terms defined in this Section 1.1 have the meaning assigned to them in this Section 1.1, and include the plural as well as the singular; (ii) unless the context otherwise requires, any reference to a "Section" refers to a Section of this Note; and (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Section or other subdivision.

The "Bank" means Southwest Bank, a Texas state banking association and wholly-owned subsidiary of the Company.

"Business Day" means any day other than a Saturday, a Sunday or other day on which commercial banks in Fort Worth, Texas are authorized or required by law or executive order to be closed.

"Common Stock" means the common stock, par value $1.00 per share, of the Company.

"Company" means First Texas BHC, Inc. or its successor.

"Defaulted Interest" has the meaning specified in Section 2.4(ii).

"Event of Default" has the meaning specified in Section 3.1.

"Holder" means the person in whose name a Note is registered in the Note Register.

"Interest Payment Date" has the meaning specified in Section 2.4(i).

"Junior Subordinated Debt" means the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 of the Company, all other notes or other obligations which may be issued under the Junior Subordinated Indenture and any indebtedness that is by its terms subordinated to or *pari passu* with the Junior Subordinated Debt.

"Junior Subordinated Indenture" means the Indenture, dated August 13, 2007, between the Company and Wilmington Trust Company, as trustee, as the same may be amended from time to time.

"Junior Securities" means (i) shares of Common Stock; (ii) shares of Preferred Stock, (iii) shares of any other class or classes of capital stock of the Company; (iv) any other non-debt securities of the Company (whether or not such other securities are convertible into Junior Securities of the Company); (v) debt securities of the Company (other than the Notes) as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such debt securities are not Senior Indebtedness with respect to, or do not rank *pari passu* with, the Notes; (vi) Junior Subordinated Debt, all other notes or other obligations which may be issued under the Junior Subordinated Indenture and any indebtedness that is by its terms subordinated to or *pari passu* with the Junior Subordinated Debt; and (vii) Trust Preferred Securities Guarantees.

"Maturity" means the date on which the principal of any Note becomes due and payable as herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

"Memorandum" means that certain confidential private placement memorandum, dated September 12, 2013, pursuant to which the Notes were offered.

"Notes" mean the Company's Floating Rate Subordinated Promissory Notes Due 2023, including this Note, which are subordinate to the Senior Indebtedness, senior to all Junior Securities and *pari passu* with the Company's Floating Rate Convertible Subordinated Promissory Notes Due 2020.

"Note Register" shall have the meaning specified in Section 2.5.

"Note Registrar" means the Person who keeps the Note Register specified in Section 2.5. The Company initially appoints the secretary of the Company to act as Note Registrar for the Notes on its behalf. The Company may at any time and from time to time authorize any Person to act as Note Registrar.

"Original Issue Date" means the date on which this Note is issued to the Holder as reflected on the first page hereof.

"Original Principal Amount" means the original principal amount on this Note, prior to any redemption, or other reduction in principal pursuant to the terms of this Note.

"Outstanding" when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered to the Holders, except: (i) Notes theretofore cancelled by the Company or delivered to the Company for cancellation; and (ii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered, or which have been paid pursuant to Section 6 (except with respect to any such Note as to which proof satisfactory to the Company is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Company).

"Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any entity of any kind.

"Preferred Stock" means any outstanding shares of preferred stock of the Company, including currently issued shares of preferred stock and any shares of preferred stock that the Company may issue in the future.

"Redemption Date" means the date fixed for such redemption by or pursuant to this Note.

"Redemption Price" means the price specified in Section 6.1 at which the Note is to be redeemed.

"Regular Record Date" for the interest payable on any Note on any Interest Payment Date means the 15th calendar day of the month next preceding the Interest Payment Date.

"Securities Act" means the Securities Act of 1933, as amended.

"Senior Indebtedness" means (i) the principal, premium, if any, and interest with respect to indebtedness of the Company for money borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business); (iv) all obligations, contingent or otherwise, of the Company with respect to any letters of credit, banker's acceptance, security purchase facilities and similar credit transactions; (v) all obligations of the Company with respect to interest rate swap, cap or other agreements, interest rate futures or options contracts, currency swap agreements, currency future or option contract and other similar agreements; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) the Notes, (2) any such indebtedness that is by its terms subordinated to or *pari passu* with the Notes, (3) the Company's Floating Rate Convertible Subordinated Promissory Notes Due 2020, and (4) all Junior Securities.

"Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.4(ii), which date shall not be more than 15 days nor less than 10 days prior to the date of the proposed payment of Defaulted Interest pursuant to Section 2.4(ii).

"Stated Maturity" means September 30, 2023, which is the date on which the principal of or any accrued but unpaid interest on this Note is due and payable.

"Subscription Agreement" means the Subscription Agreement executed by the initial Holder of this Note pursuant to which this Note was issued.

"Trust Preferred Securities Guarantees" mean the guarantee issued by the Company in connection with the Floating Rate Junior Subordinated Debentures of First Texas BHC Statutory Trust II and any guarantee now or hereafter entered into by the Company with respect to any preferred or preference stock that is by its terms subordinated to or *pari passu* with the Junior Subordinated Debt.

Section 1.2. Headings. The headings of the sections of this Note are inserted for convenience of reference only and shall not affect the construction of this Note or any provision thereof.

Section 1.3. Successors and Assigns. Whenever in this Note any of the parties hereto is named or referred to, the successor or assigns of such party shall be deemed to be included, and all of the covenants, stipulations, promises and agreements of the parties to this Note shall bind and inure to their respective successors and assigns, whether so expressed or not.

Section 1.4. Benefits of Note. All covenants, conditions and provisions of this Note shall be for the sole benefit of the parties hereto, and nothing in this Note, express or implied, shall give or be construed to give any Person, other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Note, or under any covenant, condition and provision herein contained; provided, however, that the provisions of Section 8 are also intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

Section 1.5. Governing Law; WAIVER OF JURY TRIAL. This Note and the rights and obligations of each of the parties subject to this Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to choice of law provisions thereof. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of Texas located in Tarrant county and of any federal court located in such county in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 10. THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM IN CONNECTION HEREWITH.

Section 1.6. Payments Due on Non-Business Days. In any case where the date fixed for any payment on any Note shall be a day other than a Business Day, then such payment may be made on the next succeeding Business Day with the same force and effect as if made on the nominal payment date (and without any interest or other repayment with respect to such delay).

Section 1.7. Severability. If any provision of this Note, or the application thereof, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The parties further agree to replace such invalid, illegal or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid, illegal or unenforceable provision. If any provision of this Note is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 1.8. Entire Agreement. This Note and the Subscription Agreement contain the entire understanding of the parties hereto with respect to the indebtedness evidenced by this Note and the agreements contained herein or therein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Note and the Subscription Agreement supersede all prior agreements and understandings among the parties with respect to such subject matter.

Section 1.9. Notes Solely Corporate Obligations. The Holder shall not have any recourse for the payment of principal, interest or premium, if any, on any Note, for any claim based thereon or otherwise with respect thereto, under any obligation, covenant or agreement of the Company in this Note, or because of the creation of any indebtedness represented hereby, against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise. The Holder agrees that all such liability is hereby expressly waived and released as a condition of, and consideration for, the execution and issuance of this Note.

Section 2. The Note.

Section 2.1. Designation and Principal Amount. This Note shall be issued as a part of the series of Notes known and designated as the "Floating Rate Subordinated Promissory Notes Due 2023." The principal amount of this Note shall be as set forth on the face of this Note.

Section 2.2. Maturity of Note. The principal amount of this Note shall be due and payable on the Stated Maturity or shall be paid or redeemed on such earlier date as may be determined by the Company in accordance with Section 3.2 or Section 6.

Section 2.3. Form and Payment. Any Notes issued as a part of the Floating Rate Subordinated Promissory Notes Due 2023 shall be issuable only in registered, certificated form, and only in minimum denominations of $50,000 (to Holders that are shareholders of record or note holders of the Company as of the date of the Memorandum) and $100,000 (to Holders that are not shareholders of record or note holders of the Company as of the date of the Memorandum) and multiples of $25,000 in excess thereof. The principal, interest and premium, if any, on this Note shall be payable in accordance with the terms hereof by check mailed to the address of the Holder as it appears in the Note Register or by direct deposit to the Holder's account at the Bank pursuant to written instructions from the Holder given to the Company.

Section 2.4. Interest.

(i) Payment of Interest. The outstanding principal of this Note shall bear interest for each quarterly period at a floating rate equal to the daily average of the prime rate for the immediately prior quarterly period, as published from time to time by the *Wall Street Journal*, with a minimum interest rate of 6.0% and a maximum interest rate of 8.5%, per annum. Interest on this Note shall be due and payable quarterly, in arrears, on January 15, April 15, July 15 and October 15 of each year (each an "Interest Payment Date"). Each interest payment period ends concurrent with the calendar quarter end (March 31, June 30, September 30 and December 31), and interest is payable 15 days thereafter, commencing January 15, 2014, if this Note is issued on or before December 1, 2013, and April 15, 2014, if this Note is issued after December 1, 2013. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months, or in the case of an incomplete month, the actual number of days elapsed. Interest which is payable, and is punctually paid, on any Interest Payment Date shall be paid to the Person in whose name this Note is registered in the Note Register at the close of business on the Regular Record Date for such interest.

(ii) Defaulted Interest. Any interest on any Note which is payable, but is not punctually paid on the following Interest Payment Date ("Defaulted Interest") shall cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his, her or it having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election, as provided below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any such Notes are registered in the Note Register at the close of business on a Special Record Date for the payment of such Defaulted Interest, which date shall be not more than 30 nor less than 10 days prior to the date of the proposed payment. The Company shall cause notice of the Special Record Date and proposed payment of such Defaulted Interest to be mailed, first class postage prepaid, to the Holder of each such Note at his, her or its address as its appears in the Note Register, not less than 10 days prior to date of proposed payment. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as described above, such Defaulted Interest shall be payable to the Persons in whose names such Notes are registered on such Special Record Date.

(b) The Company may make payment of any Defaulted Interest in any other lawful manner.

Subject to the foregoing provisions of this Section 2.4, each Note delivered upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to receive accrued and unpaid interest, and to accrue interest, which were carried by such other Note.

Section 2.5. Registration, Transfer and Exchange. The Company shall keep or cause to be kept at its principal office a register or registers (herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes, subject to applicable state and federal securities laws and the terms of this Note. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, of like aggregate principal amount and Stated Maturity and like tenor and terms, upon surrender of the Notes to be exchanged. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits as the Notes surrendered upon such registration of transfer or exchange. Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder thereof. No service charge shall be imposed on any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 6.5.

The Company shall not be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 6 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The Company shall be entitled to rely upon the information in the Note Register with respect to the Company's obligations pursuant to this Note, and, absent manifest error, the Company shall not be liable for omissions, inaccuracies, or errors in the Note Register.

Section 2.6. Mutilated, Destroyed, Lost and Stolen Notes. If the Company receives (i) evidence to its satisfaction of the mutilation, destruction, loss or theft of any Note and (ii) such security or indemnity as the Company may require to hold the Company and any agent of the Company harmless, then, in the absence of notice to the Company that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Stated Maturity and principal amount, bearing a number not contemporaneously outstanding. With respect to any mutilated, destroyed, lost or stolen Note that has become or is about to become due and payable, the Company may, in its sole discretion, pay the outstanding principal and interest on such Note in lieu of issuing a new Note, provided that any applicable regulatory approvals have been obtained.

Upon the issuance of any new Note under this Section 2.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses related to preparation of a new Note or the arrangement of payment in lieu of issuing a new Note.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.7. Persons Deemed Owner. Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner of this Note for the purpose of receiving payment of principal, interest (subject to the provisions with respect to Defaulted Interest), and premium, if any, on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

Section 3. Remedies.

Section 3.1. Events of Default. "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law; pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) the entry of a decree or an order for relief with respect to the Company by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (ii) the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under such laws; or (iii) the appointment of a receiver for the Bank.

Section 3.2. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then the Holders of not less than twenty-five percent (25%) of the aggregate principal amount of Outstanding Notes may declare the principal amount of and all accrued but unpaid interest on all the outstanding Notes to be due and payable immediately, by a notice in writing mailed or delivered to the Company, and upon such declaration the same shall become immediately due and payable, without presentation, demand, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by the Company. Upon payment of such amount, all obligations of the Company with respect to the payment of principal of the Notes shall terminate.

At any time after such declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of money due has been obtained, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company, may rescind and annul such declaration and its consequences if: (i) the Company has paid a sum sufficient to pay (A) all overdue installments of the interest on all Notes, (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate prescribed therefor, and (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by this Note; and (ii) all Events of Default with respect to the Notes have been cured or waived as provided in Section 3.3. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 3.3. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all of the Notes, waive any past default hereunder and its consequences, except an uncured default with respect to the payment of the principal (or premium, if any) or interest on any Note. Upon each such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note; provided, however, that no waiver shall extend to any subsequent default.

Section 3.4. Right to Inspect Note Register. If an Event of Default occurs and is continuing, a Holder shall have a right to do either or both of the following for a purpose reasonably related to such Holder's interest as a Holder: (a) inspect and copy the Note Register during normal business hours upon at least five (5) Business Days' prior written demand upon the Company; or (b) obtain from the Company, upon written demand and upon the tender of a reasonable charge therefor (the amount of such charge shall be stated to the Holder by the Company

upon request), a copy of the Note Register as of the most recent date for which it has been compiled or as of a date specified by the Holder subsequent to the date of demand. A copy of the Note Register shall be made available on or before the later of five (5) Business Days after the written demand is received or the date specified therein as the date as of which the Note Register is to be compiled.

Section 4. Company May Consolidate, Etc. Only on Certain Terms. The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Note on the part of the Company to be performed or observed; and

(ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with this Section 4, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power, of the Company under this Note with the same effect as if such successor had been named as the Company herein. In the event of such conveyance or transfer, the Company shall be discharged from all obligations and covenants under this Note.

Section 5. Covenants.

Section 5.1. Existence. Subject to Section 4, the Company will use its best efforts to preserve and keep in full force and effect its corporate existence and maintain all rights, licenses and permits necessary to the proper conduct of its business.

Section 5.2. Books and Records. The Company will at all times endeavor to keep proper books of record and account in which full, true and correct entries will be made of all of its businesses and affairs.

Section 6. Redemption of Notes. The Notes are redeemable before their Stated Maturity in accordance with this Section 6. Any redemption of Notes shall be subject to compliance with any applicable regulatory requirements and approvals.

Section 6.1. Election to Redeem. The Company may redeem the Notes in whole or in part and from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued but unpaid interest through the Redemption Date (the "Redemption Price"), (i) on any Interest Payment Date that occurs on or after the date that is five (5) years after the Original Issue Date, and (ii) on any date following the Original Issue Date (A) upon the occurrence of an event that would preclude the Notes from being included in Tier 2 capital of the Company, (B) upon the occurrence of a tax event, or (C) if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.). The Notes are intended to be redeemable by the Company to the fullest extent provided by applicable law, including the applicable statutes and regulations of the Board of Governors of the Federal Reserve ("Federal Reserve") with respect to qualification of the Notes as Tier 2 capital of the Company. Any redemption of Notes is subject to prior approval of the Federal Reserve in compliance with applicable statutes and regulations of the Federal Reserve. The Company's election to redeem the Notes pursuant to this Section 6 will be binding on each Holder.

Section 6.2. Selection of Notes to be Redeemed in Part. If the Company redeems less than all of the outstanding Notes, the Company's Board of Directors will select the Notes to be redeemed in multiples of $25,000 by lot, pro rata or any other method the Board of Directors considers fair and appropriate.

Section 6.3. Notice of Redemption. Notice of redemption shall be given by the Company by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each holder of Notes to be redeemed, at his, her or its address as it appears in the Note Register. The notice of redemption shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) if less than all Outstanding Notes are to be redeemed, the identification of (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed; (iv) in the case of any Notes to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder of such Note will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed; (v) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest, if any, shall cease to accrue from and after said date; and (vi) the place where such Notes are to be surrendered for payment of the Redemption Price. Any immaterial defect in the notice of redemption shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been given whether or not the Holder receives said notice. The Company may not give notice of any redemption, if it has defaulted in payment of interest and the default is continuing or if any Event of Default has otherwise occurred.

Section 6.4. Notes Payable on Redemption Date. Notice of redemption having been duly given, the Notes to be redeemed shall become due and payable on the Redemption Date at the Redemption Price and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with the notice, such Notes shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 2.4. If the Company fails to pay the Holder the Redemption Price with respect to any Note surrendered upon a call for redemption, the principal on such Note shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

Section 6.5. Notes Redeemed in Part. Any Note which is to be redeemed in part and not in full shall be surrendered at the office of the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by the Holder), and the Company shall execute, authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes of the same Stated Maturity and of like tenor and terms, of any authorized denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 6.6. No Sinking Fund. The Notes are not entitled to any sinking fund.

Section 7. No Registration Rights. No interest in this Note has been or will be registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. The Holder agrees not to offer, sell, pledge or otherwise dispose of all or any portion of the Notes without registration or qualification except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities laws, unless (i) in the opinion of counsel for, or counsel satisfactory to, the Company, registration or qualification under the Securities Act and any applicable state securities laws is not required and (ii) if required, the Holder has received any necessary regulatory approvals. Holders have no right to require the Company to register this Note under the Securities Act.

Section 8. Subordination of Notes.

Section 8.1. Agreement to Subordinate. The Company covenants and agrees, and the Holder of this Note covenants and agrees, that the indebtedness evidenced by this Note and the payment of the principal of and premium, if any, and interest on this Note is hereby expressly made subordinate and junior in right to the prior payment in full of all Senior Indebtedness to the extent provided herein; and the Holder of this Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. This Note is intended to qualify as term subordinated debt as defined in 12 CFR pt 225, Appendix A, II, A., 2.

Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions regardless of any amendment, modification or waiver of any term of Senior Indebtedness or extension or renewal of Senior Indebtedness.

In the event of (i) any bankruptcy, insolvency, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution, reorganization or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors, or (iv) any other marshaling of the assets of the Company, in each case, all Senior Indebtedness shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of Notes. Any payment or distribution, whether in cash, securities or property, which would otherwise (but for this Section 8) be payable or deliverable with respect to the Notes shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceeding) shall have been paid in full.

In the event that, notwithstanding the foregoing, the Holder of this Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (except as expressly permitted in the immediately preceding paragraph), in contravention of any of the terms hereof, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered by the Holder, to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all amounts of Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding.

For purposes of this Section 8, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 8 with respect to the Notes to the payment of Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Section 4 of this Note shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Section 4 of this Note.

Notwithstanding the foregoing, this Note shall rank senior to all Junior Securities, and the payment of the principal of and premium, if any, and interest on any Junior Securities is hereby expressly made subordinate and

junior in right to the prior payment in full of this Note. This Note shall rank *pari passu* with the Company's Floating Rate Convertible Subordinated Promissory Notes Due 2020.

Section 8.2. Subrogation. Upon the payment in full of all Senior Indebtedness, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive any further payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness unless and until the indebtedness evidenced by the Notes shall have been paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders would have been entitled except for the provisions of this Section 8, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Section 8 are and are intended solely for the purposes of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

Nothing contained in this Section 8 or elsewhere in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any) and accrued interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Holder of any Notes from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 8 of the holders of such Senior Indebtedness with respect to cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

Section 8.3. Reliance on Judicial Order. Upon any payment or distribution of assets of the Company referred to in this Section 8, the Holders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

Section 8.4. Subordination May Not Be Impaired. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce the subordination of the indebtedness evidenced by this Note by any act or failure to act on the part of the Company. Nothing contained herein shall impair, as between the Company and the Holder of this Note, the obligation of the Company to pay the Holder hereof the principal of (and premium, if any) and accrued interest on this Note or prevent the Holder of this Note from exercising all rights, powers and remedies otherwise permitted under applicable law and hereunder upon the occurrence of an Event of Default hereunder, all subject to the rights of the holders of the Senior Indebtedness to receive cash, securities or other property otherwise payable or deliverable to the Holder of this Note.

Section 9. No Shareholder Rights. This Note shall not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Company.

Section 10. Notices. All notices or communications required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be delivered by hand, by a nationally recognized overnight courier service, by registered or certified mail, postage prepaid, or by facsimile transmission, receipt confirmed, as follows (or at such other address for a party as shall be specified by like notice):

(i) if to the Company, First Texas BHC, Inc., Attn: Lisanne Davidson, if overnight: 4100 International Plaza, Suite 900, Fort Worth, Texas 76109; if by mail: P.O. Box 962020, Fort Worth, Texas 76172-2020, and (ii) if to the Holder, at the address set forth on the signature page hereof. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party address which shall be deemed given at the time of receipt thereof. Any notice or other communication given by other means permitted by this Section 10 shall be deemed given at the time of receipt thereof.

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[Signature Page to Floating Rate Subordinated Promissory Note Due 2023]

FIRST TEXAS BHC, INC.

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Vernon Bryant, Jr., CEO

Witness:

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Corporate Secretary

Name of Holder: ______________________________

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Address: ______________________________

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Telephone Number: ______________________________

Facsimile Number: ______________________________